                                                                    EXHIBIT 10.1

                              AGREEMENT OF SUBLEASE

         This Agreement made and entered into this 18th day of January 1996 by and between Vaxcel, Inc. (hereinafter called "Sublandlord"), with principal offices for purposes hereof being its offices at 154 Technology Parkway, Norcross, Georgia 30092 and SeaLite Sciences, Inc., a Georgia Corporation (hereinafter called "Subtenant"), with principal offices at the premises to be sublet hereunder in that certain building known as Suite 200 located at 3000 Northwoods Parkway, Norcross, Georgia 30071 (the "Building").

                                   WITNESSETH:

         Whereas, Sublandlord has a right to occupy approximately 6,282 rentable square feet in the Building under the terms of a lease dated as of November 23, 1993 and amendment dated as of January 23, 1996 (hereinafter referred to as the "Main Lease"), between New England Mutual Life Insurance Company (hereinafter called "Landlord"), as landlord, and, Vaxcel, Inc. as tenant, an original copy of which has heretofore been delivered to Subtenant and is deemed incorporated herein by reference though not physically attached.

         Whereas, Sublandlord desires to sublease approximately 6,282 rentable square feet of the premises under lease to Sublandlord, and Sublandlord has assented to let the same to Subtenant for the term and on the conditions hereinafter set forth.

         Now, therefore, in consideration of the recitals above which are deemed a contractual part hereof and the mutual covenants and obligations herein set forth, the parties hereto for themselves, their permitted successors and assigns, do hereby agree as follows:

         1. Subleased Premises. Sublandlord hereby subleases to Subtenant the premises under lease to Sublandlord containing approximately 6,282 rentable square feet in the Building (the "Subleased Premises"), more particularly designated and described in Exhibit "A" attached and incorporated as a part hereof, for the term hereinafter stated and the rent herein reserved.

Subtenant hereby agrees that Subtenant shall expand into approximately 900 square feet of warehouse space (marked as "WAREHOUSE" on Exhibit "A") in accordance with the terms and conditions of the Main Lease should said warehouse space become available on or before March 23, 1996. Sublease rates for said space shall be consistent with the rate per square foot used to calculate the Base Rent in Section 3 of this Agreement. Sublandlord agrees to pass along to Subtenant monies received from Landlord for Tenant Improvements to said space.

         2. Term of Sublease. The term of the sublease created by this Agreement of Sublease shall commence on January 23, 1996 and shall expire on January 1, 1999.

         3. Covenant to Pay Rent. In consideration of the sublease granted by this Agreement of Sublease and as rent for the Subleased Premises, Subtenant has agreed to pay Sublandlord a Base Rent (as defined in the Main Lease) as follows:

                  The sum of $3,962.90 per month (based on a rate of $7.57 per square foot) payable in advance on the commencement date of this sublease and on the 23rd calendar day of each successive month thereafter until January 23, 1997 when the Base Rent shall increase to $4,119.95 per month (based on a rate of $7.87 per square foot) which shall remain in effect until January 23, 1998 when the Base Rent shall increase to $4287.47 per month (based on a rate of $8.19 per square foot).

         Such rental shall be payable without prior written notice or demand, shall be equitably prorated for any partial calendar month of the sublease term, and shall be paid to Sublandlord at its address as set forth above, or at such other place as Sublandlord may designate, in lawful money of the United States of America, without any deduction, set-off, or reduction.

         It is the intention of the parties that the sub-rent paid to the Sublandlord by Subtenant shall be net of all expense under the Main Lease and that the Sublandlord's only continuing expense shall be the lease brokerage commission as provided in Section 12 of this Agreement not withstanding Sublandlord's responsibility to Landlord pursuant to the Main Lease and amendment thereto. All other rent due under the Main Lease such as Additional Rent for operating expenses, taxes, and capital costs referred to in Section 3.2 of the Main Lease shall be the responsibility of the Subtenant but shall be paid to Sublandlord.

         4. Security Deposit. Sublandlord hereby acknowledges the receipt of the sum of $4,000 as a security deposit for the full and faithful performance of each and every provision of this Agreement of Sublease to be performed by Subtenant. If Subtenant shall fully and faithfully perform the provisions of this Agreement of Sublease to be performed by it, such security deposit shall be returned to Subtenant within 30 days after the expiration of the term of this sublease. It is acknowledged by the parties hereto that Sublandlord shall not be required to keep such security deposit separate from other of its operating funds, and Subtenant shall not be entitled to any interest thereon.

The Security Deposit per Section 11.17 of the Main Lease is by and between the Sublandlord and the Landlord and cannot be passed along to the Subtenant.

         5.       Nontransfer of Rights

                  (a) Subtenant shall not assign, mortgage, pledge, encumber or in any manner transfer this sublease or any part thereof, nor sublet or suffer the Subleased Premises or any part thereof to be used by



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
                           other without the prior written consent of Landlord and Sublandlord. Such consent shall not be unreasonably withheld.

                  (b) This subletting shall not be construed to grant Subtenant any right afforded Sublandlord under Part III of the Main Lease to renew or extend its term. Sublandlord will assist Subtenant in getting the landlord's consent to the extension term or otherwise. Such extension will be directly between the subtenant and the Landlord.

                  (c) This subletting shall also not be construed to grant Subtenant any right afforded Sublandlord under the Main Lease to terminate the Main Lease prior to its expiration or any rights to Sublandlord's Security Deposit posted under the Main Lease.

         6. Relationship to Main Lease. The parties agree to the following:

                  (a) Obligation under the Main Lease. Subtenant acknowledges that it has carefully examined the Main Lease and undertakes, assumes and agrees to timely observe, carry out, perform and discharge in full all terms and provisions under the Main Lease as to the Subleased Premises, the Building and the common areas required to be performed by Sublandlord, except as otherwise as expressly altered herein.

                  (b) Subordination to Main Lease. Subtenant hereby agrees that (i) this Agreement of Sublease is and shall remain in all respects subject and subordinate to the provisions of the Main Lease and the terms therein contained and the circumstances therein contemplated which may in the future affect its application; (ii) Subtenant shall occupy the Subleased Premises in accordance with the terms of the Main Lease: (iii) Subtenant shall maintain the Subleased Premises in accordance with the provisions of the Main Lease as though Subtenant were the original "Tenant" thereunder in respect to the Subleased Premises; (iv) Subtenant shall not do or cause to be done, or suffer any act or omit to do any act which might result in violation of or a default under any of the terms and conditions of the Main Lease or which might render Sublandlord liable for any charge, cost or expense of any kind thereunder; (v) except as may be inconsistent with the express term of this Agreement of Sublease, all terms, covenants and conditions in the Main Lease shall be applicable to this sublease as if Sublandlord was the Landlord under the Main Lease and Subtenant was the Tenant thereunder, and, in the case of a breach hereunder, Sublandlord shall have all the rights and remedies against the Subtenant as would be available to the Landlord under the Main Lease; (vi)



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
                           Subtenant does hereby indemnify and agree to hold Sublandlord and Landlord harmless of, from and against any and all liability, loss, damage, suits, penalties, claims, demands and judgments of every kind or nature (including without being limited thereto, reasonable attorneys fees and expenses of defense by reason thereof) arising from the use or occupancy of the Subleased Premises or of any business conducted therein, or from any work or thing whatsoever done or any conditions created by or any act of omission of Subtenant, its employees, agents, contractors, invitees, or licensees, in or about the Subleased Premises, or any other part of the Building of which it is a part; (vii) Subtenant undertakes to comply with all reasonable rules and regulations promulgated either by Landlord or Sublandlord concerning the occupancy of the Subleased Premises and use of the Common Areas; and (viii) Subtenant shall not allow any liens to be placed against the property.

                  (c) Termination of Main Lease. In the event of and upon termination or cancellation of the Main Lease pursuant to the terms and provisions thereof, this sublease shall automatically cease and terminate. Landlord and Sublandlord represent that the Main Lease is in full force and no default known to Sublandlord exists thereunder. Sublandlord undertakes that during the term of this sublease it will fully and faithfully perform the terms and conditions of the Main Lease on its part to be performed thereunder including payment of rent and additional rent. Should the lease be terminated because of the Landlord's default to its mortgagee, the Sublandlord shall have no obligation or liability to the Subtenant. Should the Landlord default under the Main Lease, costs of curing such fault shall be born equally by Sublandlord and Subtenant.

                  (d) Entry and Inspection. Sublandlord shall have the same right to enter the Subleased Premises as provided the Landlord by the provisions of the Main Lease.

                  (e) Undertakings of Landlord. Subtenant shall be entitled to the services and repairs which Landlord is and may be obliged to furnish or make to or in the Subleased Premises pursuant to the terms of the Main Lease. Sublandlord shall in no event be liable to Subtenant, nor shall the obligations of Subtenant hereunder be impaired, or the performance thereof excused, because of any failure or delay on the part of Landlord in furnishing such services or in making such repairs unless such failure or delay results from Sublandlord being in default under the Main Lease. If Landlord shall default in any of the obligations to Sublandlord with respect to the Subleased Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of the rights of Sublandlord against Landlord. In this connection, and solely and exclusively for such purposes, the rights of Sublandlord under the Main Lease are conferred upon Subtenant and Subtenant is subrogated to such rights to the extent that enforcement thereof is required in regard to the Subleased Premises, except that any cost of enforcement shall be borne exclusively by Subtenant.

         7. Use of the Subleased Premises. Subtenant shall employ and occupy the Subleased Premises for the research and development of diagnostic test kits, luminescent research products and for other purposes permitted under the Main Lease and for no other purpose. Subtenant agrees to comply with the provisions of Section 7.7 of the Main Lease regarding Environmental Assurances. Solvents, acids and bases normally used by Subtenant in the course of its business are attached and incorporated as a part hereof as Exhibit "B". The volume of individual organic solvents, acids and bases is to be stored in small volumes of four liters or less.

         8. Default by Subtenant. If Subtenant shall default in the performance of any of the terms, covenants, conditions or agreements contained in this Agreement of Sublease or shall violate or otherwise fail to comply with any of the terms, covenants, and conditions of the Main Lease as undertaken herein by Subtenant to all intents and purposes as if Subtenant were the original "Tenant" thereunder as to the Subleased Premises, or shall file a petition under any applicable bankruptcy laws or regulations, by being adjudicated a bankrupt of insolvent or shall make any assignment for the benefit of creditors or have a receiver or trustee appointed to take charge of its business operations (except as limited by applicable provision of the Bankruptcy Code of 1978, as amended), the Sublandlord shall be entitled (i) to invoke any or all of the remedies which would be available to Landlord under the Main Lease in the event of a default by Sublandlord under its provisions, and (ii) to pursue any other remedy at law or in equity available to Sublandlord, provided, however, that no remedy may be invoked or pursued in the case of an event of default in the performance of any of the terms, conditions or agreements contained in this Agreement of Sublease or the Main Lease (other than the payment of the rent, or any other charges to be paid by Subtenant) unless such event of default shall continue uncured for a period of ten (10) days after written notice specifying the default complained of has been delivered by Sublandlord to Subtenant at the Premises or at its address indicated above.

         9.       Repairs, Services and Insurance. The parties agree as follows:

                  (a) Repairs. Sublandlord shall not be obligated to make repairs or provide any services or utilities whatsoever in or to the Subleased Premises as it relates to this Agreement between Sublandlord and Subtenant.

                           (b) Insurance. Subtenant shall at its own cost and expense keep in force during the entire term of the sublease created by this Agreement of Sublease policies of insurance, including comprehensive general liability insurance, in the amounts required under the Main Lease and in which Sublandlord and Landlord shall be included as additional named insureds.

         10. Condition and Care of Subleased Premises. Except as herein provided, the Subleased Premises are received and accepted "as is" and in the state and physical condition thereof on the date hereof. On Expiration Date or on earlier termination as herein provided, Subtenant shall surrender the Subleased Premises broom clean and in good repair and as required by Section 7.1(b) of the Main Lease. Subtenant shall not be entitled to own or remove Sublandlord's personal property or trade fixtures referred to in Section 5.2(a) of the Main Lease.

         11. Condition Precedent to Operation of Sublease. The obligations of Sublandlord and Subtenant under this Agreement of Sublease are subject as a condition precedent to prior written approval and ratification by Landlord, as evidenced by its signature below.

         12. Brokerage. Subtenant represents and warrants that it has been represented by Wm. Leonard & Co. Sublandlord has been represented by Cushman & Wakefield of Georgia, Inc. Commissions to these firms shall be paid in accordance with a separate agreement between the parties and shall be paid by Sublandlord and Subtenant.

         13. Holdover. If Subtenant holds over in occupancy of the Premises after the expiration of the Term, Subtenant shall at the election of Sublandlord become a subtenant at sufferance subject to the terms and conditions herein specified, so far as applicable. Subtenant shall pay rent during the holdover period, at a base rental rate equal to twice the Base Rent in effect at the end of the Term, plus the amount of Subtenant's Share of Expenses then in effect and all other costs payable by Subtenant under this Sublease. Subtenant shall also be liable for all damages sustained by Sublandlord and Landlord on account of such holding over.

         14. Subtenant Improvements. Subtenant shall comply with Article V of the Main Lease in making any alterations, additions, installations, substitutes or improvements ("Alterations") in and to the Premises. Subtenant shall not make any Alterations without fast obtaining Landlord's written consent. Sublandlord agrees to credit Subtenant with Landlord's allowance for improvements to the expansion space as provided in Article AP7 of the Main Lease. Subtenant agrees to reimburse Sublandlord the sum of $2,444 representing its share of the cost of installing additional doors in the rear of the Premises.
Such payment shall be made upon completion of the work.

         15. Miscellaneous. This Agreement of Sublease contains the entire agreement of the parties in respect to the transactions contemplated hereby, supersedes all prior agreements or understandings, and may not be altered or modified in any way unless such change or modification is in writing and signed by the party to be bound. The headings of paragraphs of this Agreement of Sublease are for convenience only and are not intended to be used in construing the intentions of the parties. Each covenant and agreement in this sublease is intended to be and shall be construed as separate and independent. Time is of the essence of the provisions contained in this Agreement of Sublease, and if any provisions or part thereof shall to any extent be invalid, the application of such provision or part thereof, other than that which is so invalid, shall remain unaffected and fully enforceable.

         16. Jurisdiction. This Sublease shall be construed, governed and enforced according to the laws of the state of Georgia.

         In witness whereof, Sublandlord and Subtenant have each executed and delivered this Agreement of Sublease in quadruplicate, each being deemed an original copy, as of the day and year first above written.


                                       SUBLANDLORD
                                       VAXCEL, INC.


                                       By:__________________

                                       Title:________________


                                       SUBTENANT:
                                       SEALITE SCIENCES, INC.


                                       By:___________________


                                       By:__________________
                                             Secretary


                                       [Affix corporate seal]

                               CONSENT OF LANDLORD


The undersigned, Regency Holdings, Inc., a Georgia corporation, the Landlord under the Lease Agreement attached hereto as Exhibit "A", pursuant to the provisions of said Lease Agreement, does hereby provide evidence and confirm its approval of the Sublease of said Lease from Vaxcel, Inc. (hereinafter referred to as "Sublandlord") to SeaLite Sciences, Inc. (hereinafter referred to as "Subtenant") under the following conditions:

1. This consent shall apply to the primary term of the Lease Agreement.

2. This consent shall not relieve Sublandlord of any liability under said Lease, shall not affect the terms and conditions of the Lease, nor shall this consent be deemed a waiver by the undersigned of Sublandlord's obligation to obtain the Landlord's consent as to any subsequent transfer of said Lease.

3. Landlord, in granting this consent, shall under no circumstances be held liable for the payment of any brokerage commissions earned as a result of the subletting of the premises. Sublandlord agrees to indemnify Landlord from any and all losses and expenses, including reasonable attorneys fees, resulting from such a commission suit or action filed against Landlord.


                                        LANDLORD:

                                        Regency Holdings, Inc.
                                        a Georgia corporation
                                        By: Chatham Road, L.L.C.
                                        a Georgia limited liability company,
                                        Authorized Agent


                                        By:
                                           -------------------
                                             Norman Harrower III
                                             Manager

                                        Date:
                                             ------------------

                                   EXHIBIT "A"

                                    PREMISES



                                    [Diagram]

                                   Exhibit "B"

NAME                                                     CAS#
Folin and Ciocalteu's Phenol Reagent
1,2 - Dichloroethane                                     107-06-2
Diethanolamine                                           11-42-2
Ethylenediamine                                          107-15-3
sec-Butanol                                              78-92-2
Ethylene Glycol                                          107-21-1
Borane-pyridine complex                                  110-51-0
Solium Methoxide                                         124-41-4
Isobutyl Chloroformate                                   543-27-1
Formamide                                                75-12-7
Ethanolamine                                             141-43-5
Acetic Anhydride                                         108-24-7
Tetrahydrofuran                                          109-99-9
Formaldehyde Solution                                    50-00-0
Activated Carbon                                         64365-11-3
1 Propanol                                               71-23-8
Acetone (Optima)                                         67-64-1
Phenol                                                   108-95-2
EthylAcetate                                             141-78-6
2-Propanol                                               67-66-0
Chloroform                                               67-66-3
Toluene (Optima)                                         108-88-3
Ethyl Alcohol                                            64-17-6
Methanol                                                 67-56-1
Reagent Alcohol
Pyridine                                                 110-86-1
Sulfuric Acid                                            7664-93-9
Hydrochloric Acid                                        7647-01-1
Acetic Acid, Glacial                                     64-19-7
0-Phosphoric Acid 85%                                    7664-38-2
Formic Acid                                              64-18-6
Ammonium Hydroxide                                       1336-21-6
Nitric Acid                                              7697-37-2
Uranylacetate Dihydrate                                  541-09-3


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